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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, dated February 2, 2000, on the Howe-Baker International, Inc. and Subsidiaries consolidated balance sheet as of December 31, 1999, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, included in the Company's Form 8-K, as amended, and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

Chicago, Illinois
September 26, 2001